Exhibit 99.1

Varco Announces Fourth Quarter and Full Year 2004 Financial Results;

Record Revenue and Operating Profit from Continuing Operations for Quarter and Year

HOUSTON, Texas, February 9, 2005 (BUSINESS WIRE) — Varco International, Inc. (NYSE:VRC) today announced that it earned $34.5 million or $0.35 per fully diluted share from continuing operations during its fourth quarter ended December 31, 2004. Excluding charges related to the Company’s proposed merger with National-Oilwell, Inc. ($5.0 million pre-tax); and the Company’s previously announced restructuring of its Drilling Equipment group ($1.7 million pre-tax), earnings from continuing operations for the fourth quarter of 2004 were $0.41 per fully diluted share. Earnings excluding these charges more than doubled from the fourth quarter of 2003, when the Company earned $0.20 per fully diluted share from continuing operations. Consolidated revenues from continuing operations were $442.6 million in the fourth quarter of 2004, up 27 percent from revenues of $348.3 million in the fourth quarter of 2003.

Varco’s net income from continuing operations for its fiscal year ended December 31, 2004 was $107.4 million or $1.09 per fully diluted share, compared to $88.8 million or $0.90 per fully diluted share in 2003. Excluding a litigation gain and National Oilwell transaction expenses in 2004, and excluding Drilling Equipment group restructuring expenses from both periods, net income from continuing operations was $1.15 per fully diluted share in 2004, up 26 percent from $0.91 per fully diluted share in 2003. Varco’s consolidated revenues from continuing operations for 2004 totaled $1,568.1 million, an increase of nine percent from 2003 revenues from continuing operations of $1,437.6 million. Three of Varco’s four business segments posted revenue improvement year-over-year, and all four posted increases in operating profit from continuing operations.

Varco achieved record levels of revenue and operating profit in its fourth quarter, benefiting from higher levels of oilfield drilling and well servicing activity in several important markets, and rising levels of expenditures for capital equipment by its customers. Operating profit from continuing operations excluding merger and restructuring charges totaled $69.3 million or 15.7 percent of revenue, compared to $36.9 million or 10.6 percent of revenue for the fourth quarter of 2003. The Company also benefited from the collection of a prior-year insurance claim for $2.9 million or $0.02 per fully diluted share in the fourth quarter of 2004.

“Varco posted excellent financial results for its fourth quarter to top off an outstanding year,” stated John Lauletta, Varco’s Chairman and Chief Executive Officer. “In particular, we are pleased that the aggressive restructuring of our Drilling Equipment group, coupled with higher volumes, enabled it to achieve fourth quarter 2004 operating margins in excess of 18 percent. Our Tubular Services group and our Coiled Tubing & Wireline Products group posted record revenue and operating profit for the quarter and year. Our Drilling Services group also posted substantially improved margins during the fourth quarter, both sequentially and year-over-year, on record revenue.” Lauletta also noted that 2004 earnings from continuing operations for the Company were the highest since 1998, excluding merger and restructuring charges, and a litigation gain booked this year.

“The outlook for the Company’s business for 2005 is solid, and we are pleased to see our customers purchasing Varco equipment to enhance their capabilities,” stated Lauletta, who noted that sustained high oil and gas prices appear to be driving continued high levels of drilling and well remediation activity. Backlog for the Coiled Tubing & Wireline Products group rose to the highest level ever recorded by the Company, $98.1 million, on record orders of $93.9 million in the fourth quarter. Backlog for continuing operations of the Drilling Equipment group continued

to trend upward to $140.8 million, on the strength of $152.4 million in new orders, the highest since 2001. A large riser order for a major offshore drilling contractor and a package of equipment for a jack-up rig for Gulf Drilling International contributed to the high order rate for the group in the quarter.

Drilling Equipment: Revenues from continuing operations for the group were $125.9 million in the fourth quarter, up 31 percent from the fourth quarter of 2003, and up six percent from the third quarter of 2004. Operating profit from continuing operations was $21.1 million in the fourth quarter of 2004. Excluding charges of $1.7 million related to the previously announced restructuring of the group, operating profit from continuing operations was $22.8 million or 18.1 percent of revenue. This compares to operating profit from continuing operations of $7.7 million or eight percent of revenue in the fourth quarter of 2003, excluding group restructuring charges of $0.6 million. Operating leverage, or incremental operating profit divided by incremental revenue, was 50 percent for the group year-over-year (fourth quarter 2004 vs. fourth quarter 2003), excluding the restructuring charges from both periods. Sales of units, spares, repair and rental services all increased compared to the fourth quarter of 2003.

Tubular Services: Revenues for the group were a record $147.0 million in the fourth quarter, up 24 percent from the fourth quarter of 2003. Group operating profit rose to an all time high of $28.0 million, compared to $18.1 million in the fourth quarter of 2003. Group operating margins were 19.0 percent of revenue in the fourth quarter of 2004, compared to 15.3 percent of revenue in the fourth quarter of 2003. Operating leverage was 35 percent for the group year-over-year. Tubular inspection and coating services revenue and operating profit improved to record levels on higher pipe mill activity and higher demand for new drill pipe. Sales of fiberglass and composite pipe, and pipeline inspection services also achieved record revenue levels.

Drilling Services: Revenues for the group were a record $97.2 million in the fourth quarter, up 29 percent from the fourth quarter of 2003. Operating profit for the group was $20.4 million or 21.0 percent of revenue, compared to $13.6 million or 18.0 percent of revenue in the fourth quarter of 2003. Operating leverage was 31 percent year-over-year. Higher levels of drilling activity and the impact of acquisitions led to improvements in most areas compared to the prior year, and to record revenues and operating profit for the Company’s rig instrumentation business.

Coiled Tubing & Wireline Products: Revenues for the group were a record $72.5 million in the fourth quarter, up 24 percent from the fourth quarter of 2003. Group operating profit in the fourth quarter of 2004 was $14.4 million, the highest ever for the group, which compares to $9.9 million in the fourth quarter of 2003. Group operating margins were 20.0 percent in the fourth quarter of 2004, compared to 17.0 percent in the fourth quarter of 2003. Operating leverage for the group was 32 percent year-over-year. Rising demand for pressure pumping equipment, coiled tubing and perforating guns led to record revenue, operating profit, orders, and backlog for the group.

Balance Sheet: As of December 31, 2004 the Company had $118.5 million in cash, $461.8 million in debt, and stockholder’s equity of $1,118.6 million. Capital expenditures were $16.2 million in the quarter.

Merger Update: Varco has set a record date of February 3, 2005 and scheduled a special meeting of its shareholders for March 11, 2005 to vote on the proposed merger with National-Oilwell, Inc. Both companies continue to assist the U.S. Department of Justice Antitrust Division in its review of the transaction pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, and continue to expect a favorable outcome. Closing of the transaction is expected to occur as quickly as possible after regulatory clearance and stockholder approvals are received.

Varco will hold a conference call on Wednesday, February 9, 2005 at 1:00 PM CST to discuss fourth quarter and full-year 2004 results. The dial-in number for the call is 1-630-395-0019 and the password code is “Varco Earnings”. A replay will be available through February 18, 2005 at 1-203-369-1245 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, waste management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward-looking statements are statements regarding the expected future financial results of the Company and the expected closing of the proposed merger with National-Oilwell, Inc., and any statements about the effects or the benefit of the proposed merger. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, oil price fluctuations, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, risks associated with foreign currency exchange rate fluctuations, risks associated with political instability, terrorism and war, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Factors Affecting Future Operating Results.” The information presented in this news release reflects preliminary financial results, as the audit has not yet been completed. Under Section 404 of the Sarbanes-Oxley Act, new integrated audit requirements will not be met until the Company has completed all of the steps necessary to file these financial statements with the SEC.

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
	(Unaudited)
	(in millions)
A S S E T S
Current assets:
Cash and cash equivalents	$118.5	$85.7
Accounts receivable, net	401.1	331.7
Inventory, net	334.5	339.2
Deferred tax assets	20.7	17.0
Prepaid expenses and other	25.3	23.8

Total current assets	900.1	797.4
Property and equipment, net	490.2	488.9
Identified intangibles, net	39.4	31.5
Goodwill, net	458.2	434.0
Other assets, net	13.8	12.5

Total assets	$1,901.7	$1,764.3

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$85.3	$98.4
Accrued liabilities	132.1	125.7
Income taxes payable	21.2	7.8
Current portion of long-term debt and short-term borrowings	3.7	6.5

Total current liabilities	242.3	238.4
Long-term debt	458.1	450.5
Pension liabilities and post-retirement obligations	32.0	29.5
Deferred taxes payable	45.7	46.2
Other liabilities	5.0	5.5

Total liabilities	783.1	770.1

Commitments and contingencies

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 101,196,587 shares issued and 98,125,207 shares outstanding at December 31, 2004 (99,150,487 shares issued and 96,908,207 shares outstanding at December 31, 2003)	1.0	1.0
Paid in capital	569.2	535.1
Retained earnings	592.4	494.6
Accumulated other comprehensive income (loss)	2.3	(6.2)
Less: treasury stock at cost ( 3,071,380 shares at December 31, 2004 and 2,242,280 shares at December 31, 2003)	(46.3)	(30.3)

Total common stockholders’ equity	1,118.6	994.2

Total liabilities and equity	$1,901.7	$1,764.3

VARCO INTERNATIONAL, INC.

QUARTERLY STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Revenue:
Drilling Equipment	$125.9	$95.9	$445.4	$462.2
Tubular Services	147.0	118.9	536.9	455.9
Drilling Services	97.2	75.2	338.9	292.6
Coiled Tubing & Wireline Products	72.5	58.3	246.9	226.9

Total revenue	442.6	348.3	1,568.1	1,437.6
Total gross profit	126.3	95.1	423.3	405.0
Total gross profit percent	28.5%	27.3%	27.0%	28.2%
Selling, general and administration	45.0	43.8	166.1	177.8
Research and engineering	13.7	15.0	53.8	61.2
Transaction costs	5.0	—	5.0	—

Operating profit	62.6	36.3	198.4	166.0
Interest expense	8.2	7.1	31.1	30.2
Other expense (income)	—	(0.2)	3.1	2.2

Income from continuing operations before taxes	54.4	29.4	164.2	133.6
Income tax provision	19.9	9.7	56.8	44.8

Income from continuing operations	34.5	19.7	107.4	88.8
Loss from discontinued operations, net of tax	—	(15.2)	(9.6)	(21.6)

Net Income	$34.5	$4.5	$97.8	$67.2

Earnings per common share:
Basic:
Continuing operations	$0.35	$0.20	$1.10	$0.91
Discontinued operations	—	(0.16)	(0.10)	(0.22)

Net income	$0.35	$0.05	$1.00	$0.69

Dilutive:
Continuing operations	$0.35	$0.20	$1.09	$0.90
Discontinued operations	—	(0.15)	(0.10)	(0.22)

Net income	$0.35	$0.05	$0.99	$0.68

Weighted average number of common shares outstanding:
Basic	98.0	97.2	97.4	97.3

Dilutive	99.5	98.0	98.6	98.2

VARCO INTERNATIONAL, INC.

OPERATING PROFIT - SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions)
Revenue:
Drilling Equipment	$125.9	$95.9	$445.4	$462.2
Tubular Services	147.0	118.9	536.9	455.9
Drilling Services	97.2	75.2	338.9	292.6
Coiled Tubing & Wireline Products	72.5	58.3	246.9	226.9

Total revenue	$442.6	$348.3	$1,568.1	$1,437.6

Operating profit:
Drilling Equipment (before restructuring charges Note 1)	$22.8	$7.7	$65.4	$53.5
Tubular Services	28.0	18.1	94.1	69.3
Drilling Services	20.4	13.6	58.7	54.5
Coiled Tubing & Wireline Products	14.4	9.9	48.3	43.3
Other unallocated	(16.3)	(12.4)	(61.2)	(53.7)

Total operating profit (before litigation gain and restructuring charges Note 1)	$69.3	$36.9	$205.3	$166.9

Operating profit %:
Drilling Equipment (before restructuring charges Note 1)	18.1%	8.0%	14.7%	11.6%
Tubular Services	19.0%	15.3%	17.5%	15.2%
Drilling Services	21.0%	18.0%	17.3%	18.6%
Coiled Tubing & Wireline Products	20.0%	17.0%	19.6%	19.1%

Total operating profit % (before litigation gain and restructuring charges Note 1)	15.7%	10.6%	13.1%	11.6%

Note: Numbers may not add or calculate due to rounding.

Note 1: Drilling Equipment group operating profit excludes restructuring charges of $1.7 million recorded in the fourth quarter of 2004, $5.7 million recorded in the year ended December 31, 2004, $0.6 million recorded in the fourth quarter of 2003 and $0.9 million recorded in the year ended December 31, 2003. Including these restructuring charges, the Drilling Equipment group’s operating profit was $21.1 million or 16.7% of the group’s revenue in the fourth quarter of 2004, $59.7 million or 13.4% in the year ended December 31, 2004, $7.1 million or 7.4% in the fourth quarter of 2003 and $52.6 million or 11.4% in the year ended December 31, 2003. Total operating profit excludes the Drilling Equipment restructuring charges and a net litigation settlement gain of $3.8 million recorded in the second quarter of 2004. The Company believes that reporting operating profit before litigation gain and restructuring charges provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING LITIGATION GAIN, RESTRUCTURING

AND DISCONTINUED OPERATIONS AND

SUMMARY STATEMENT OF CASH FLOW INFORMATION

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003 (restated)	2004	2003 (restated)
	(in millions, except per share data)
Reconciliation of EBITDA before litigation gain, restructuring charges and discontinued operations (1):
GAAP net income	$34.5	$4.5	$97.8	$67.2
Provision for income taxes	19.9	9.7	56.8	44.8
Interest expense	8.2	7.1	31.1	30.2
Depreciation and amortization	20.4	17.6	75.5	67.2
Litigation gain, restructuring charges and discontinued operations:
Litigation settlement gain, net	—	—	(3.8)	—
Drilling equipment restructuring charges	1.7	0.6	5.7	0.9
MIL discontinued operations/impairment costs, net of tax	—	15.2	9.6	21.6
Less MIL depreciation and amortization	—	(0.1)	(0.1)	(0.3)
National Oilwell transaction costs	5.0	—	5.0	—

EBITDA before litigation gain, restructuring charges and discontinued operations (1)	$89.7	$54.6	$277.6	$231.6

Reconciliation of GAAP net income before litigation gain, restructuring charges and discontinued operations (2):
GAAP net income	$34.5	$4.5	$97.8	$67.2
Litigation gain, restructuring and discontinued operations (net of tax):
Litigation settlement gain, net	—	—	(2.5)	—
Drilling equipment restructuring charges	1.1	0.4	3.8	0.6
MIL discontinued operations/impairment costs	—	15.2	9.6	21.6
National Oilwell transaction costs	5.0	—	5.0	—

Net income before litigation gain, restructuring charges and discontinued operations	$40.7	$20.1	$113.7	$89.4

Weighted average dilutive shares outstanding	99.5	98.0	98.6	98.2

Dilutive earnings per share before litigation gain, restructuring charges and discontinued operations (2)	$0.41	$0.20	$1.15	$0.91

Summary statement of cash flow information:
Net cash provided by operating activities			$114.2	$100.7
Net cash used for investing activities			(89.8)	(106.6)
Net cash provided by (used for) financing activities			8.4	(14.4)

Net increase (decrease) in cash			32.8	(20.3)
Cash, beginning of period			85.7	106.0

Cash, end of period			$118.5	$85.7

Note: Totals may not add due to rounding.

(1)	EBITDA before litigation gain, restructuring charges and discontinued operations means earnings before interest, taxes, depreciation, amortization, litigation gain, restructuring and discontinued operations, and is a non-GAAP measurement. Management uses EBITDA before litigation gain, restructuring charges and discontinued operations because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.
(2)	The Company believes that reporting net income and dilutive EPS excluding litigation gain, restructuring charges and discontinued operations provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	Varco International, Inc., Houston
Clay Williams, (281) 953-2200
ccwilliams@varco.com